Exhibit 99.1
Victoria’s Secret & Co. Reports First Quarter 2025 Results

First quarter sales and operating income exceed expectations
Reaffirms full year 2025 sales guidance

Reynoldsburg, Ohio (June 11, 2025)—Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) today reported financial results for the first quarter ended May 3, 2025.

“I am proud of the team and their commitment to adapting and remaining flexible in this challenging and fast-changing environment. We focused on proactively managing the business ensuring we are remaining nimble and protecting investments in what matters most—the customer experience, brand health and product innovation. I am pleased with the strength the business demonstrated during the March and April timeframe, which included continued momentum in our powerhouse Beauty business, ongoing strength in PINK apparel, and newness in sport and swim as we reclaim our position as a full lifestyle brand,” said VS&Co CEO Hillary Super.

VS&Co CFO Scott Sekella added, “We remained disciplined on the fundamentals and execution in the quarter driving sales and operating income results that exceeded our expectations. Though we recognize the macro environment is uncertain, we will continue to be disciplined in controlling costs and will remain agile, reading and reacting to what the customer is telling us to ensure we are building upon our solid foundation and realizing the full potential of our globally recognized brands.”

Super concluded, “As we look forward, we continue to be optimistic about our future, our opportunity to further differentiate and elevate the brands with compelling storytelling and make even deeper emotional connections with our customers.”

First Quarter 2025 Results
The Company reported net sales of $1.353 billion for the first quarter of 2025 which is above our previously communicated guidance range of $1.30 billion to $1.33 billion and flat compared to net sales of $1.359 billion for the first quarter of 2024. Total comparable sales for the first quarter of 2025 decreased 1%.

The Company reported operating income for the first quarter of 2025 of $20 million compared to $26 million in the first quarter of 2024. The Company reported a net loss of $2 million, or $0.02 per diluted share, for the first quarter of 2025 compared to a net loss of $4 million, or $0.05 per diluted share, for the first quarter of 2024.

Excluding the impact of the items described at the conclusion of this press release, adjusted operating income for the first quarter of 2025 was $32 million, which was above our previously communicated guidance range of adjusted operating income of $10 million to $30 million. This result compares to last year’s first quarter adjusted operating income of $40 million. Adjusted net income for the first quarter of 2025 was $7 million, or $0.09 per diluted share, which was near the high-end of our previously communicated guidance range which estimated an adjusted net loss per diluted share of $0.10 to adjusted net income per diluted share of $0.10. This result compares to last year’s first quarter adjusted net income of $9 million, or $0.12 per diluted share.

Second Quarter and Full Year 2025 Outlook
The Company is forecasting net sales for the second quarter of 2025 to be in the range of $1.380 billion to $1.410 billion compared to last year’s second quarter net sales of $1.417 billion. At this forecasted level of net sales, adjusted operating income for the second quarter of 2025 is expected to be in the range of $15 million to $35 million. Adjusted net income per diluted share for the second quarter of 2025 is estimated to be in the range of $0.00 to $0.15.

For the full year, the Company is maintaining our forecasted net sales range of $6.2 billion to $6.3 billion. At this forecasted level of net sales, adjusted operating income for fiscal year 2025 is now expected to be in the range of $270 million to $320 million, compared to our previous guidance range of $300 million to $350 million. The revised outlook reflects an updated estimated net tariff impact of approximately $50 million for fiscal year 2025.

Forecasted adjusted operating income and adjusted net income per diluted share for the second quarter of 2025 excludes the financial impact of purchase accounting items related to the Adore Me acquisition, including expense (income) related to changes in the estimated fair value of contingent consideration and performance-based payments, as well as the amortization of intangible assets. The Company is not able to provide a reconciliation of forward-looking adjusted operating income or adjusted net income per diluted share to the most directly comparable forward-looking GAAP financial measures because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting the timing of, and quantifying, the various purchase accounting items that are necessary for such reconciliation.

Quarterly Earnings Conference Call
Victoria’s Secret & Co. will conduct its first quarter earnings call at 8:30 a.m. Eastern on Wednesday, June 11, 2025. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); passcode 5358727. For an audio replay, call 1-800-839-2204 (international replay number: 1-203-369-3032); passcode 2485654 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the Investors section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, apparel, casual sleepwear, swim, lounge and sport as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,380 retail stores in nearly 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•uncertainty in the global trade environment, including the imposition or threatened imposition of tariffs or other trade restrictions and any retaliatory measures imposed by impacted exporting countries;
•our ability to successfully implement our strategic plan;
•difficulties arising from changes and turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to integrate acquired businesses and realize the benefits and synergies sought with such acquisitions;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards, severe weather and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts;

◦foreign currency exchange rate fluctuations; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability against cybersecurity incidents and disruptions or failures of systems;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2025.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Total Net Sales (Millions):

	First Quarter	First Quarter	% Inc/ (Dec)
	2025	2024
Stores - North America	$721.3	$729.1	(1.1%)
Direct	433.2	448.8	(3.5%)
International[1]	198.4	181.5	9.3%
Total	$1,352.9	$1,359.4	(0.5%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease):

	First Quarter	First Quarter
	2025	2024
Stores and Direct[1]	(1%)	(5%)
Stores Only[2]	(1%)	(8%)

NOTE: Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Total Stores:

	Stores at			Stores at
	2/1/25	Opened	Closed	5/3/25
Company-Operated:
U.S.	782	1	(11)	772
Canada	24	—	(1)	23
Subtotal Company-Operated	806	1	(12)	795

China Joint Venture:
Beauty & Accessories[1]	30	—	(2)	28
Full Assortment	40	—	—	40
Subtotal China Joint Venture	70	—	(2)	68

Partner-Operated:
Beauty & Accessories	324	7	(6)	325
Full Assortment	181	7	(3)	185
Subtotal Partner-Operated	505	14	(9)	510

Adore Me	6	—	(1)	5
Total	1,387	15	(24)	1,378
1 - Includes twelve partner-operated stores at 5/3/25.

VICTORIA'S SECRET & CO.
CONSOLIDATED STATEMENTS OF LOSS
THIRTEEN WEEKS ENDED MAY 3, 2025 AND MAY 4, 2024
(Unaudited)
(In thousands except per share amounts)
	2025	2024
Net Sales	$1,352,949	$1,359,442
Costs of Goods Sold, Buying and Occupancy	(878,724)	(858,127)
Gross Profit	474,225	501,315
General, Administrative and Store Operating Expenses	(454,440)	(475,046)
Operating Income	19,785	26,269
Interest Expense	(17,089)	(21,735)
Other Income	2,957	327
Income Before Income Taxes	5,653	4,861
Provision for Income Taxes	2,878	7,345
Net Income (Loss)	2,775	(2,484)
Less: Net Income Attributable to Noncontrolling Interest	4,431	1,158
Net Loss Attributable to Victoria's Secret & Co.	$(1,656)	$(3,642)

Net Loss Per Diluted Share Attributable to Victoria's Secret & Co.	$(0.02)	$(0.05)

Weighted Average Shares Outstanding[1]	79,468	77,949
1 - Reported Weighted Average Shares Outstanding in the first quarter of 2025 and 2024 reflect basic shares due to the Net Loss.

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income, net income (loss) attributable to Victoria's Secret & Co. and net income (loss) per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to each non-GAAP financial measure.

	First Quarter
	2025	2024
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$19,785	$26,269
Amortization of Intangible Assets (a)	6,284	6,284
Restructuring and Other One-time Charges (b)	5,597	—
Adore Me Acquisition-related Items (c)	—	7,053
Adjusted Operating Income	$31,666	$39,606

Reconciliation of Reported to Adjusted Net Income (Loss) Attributable to Victoria's Secret & Co.
Reported Net Loss Attributable to Victoria's Secret & Co. - GAAP	$(1,656)	$(3,642)
Amortization of Intangible Assets (a)	6,284	6,284
Restructuring and Other One-time Charges (b)	5,597	—
Adore Me Acquisition-related Items (c)	—	8,148
Tax Effect of Adjusted Items	(3,011)	(1,685)
Adjusted Net Income Attributable to Victoria's Secret & Co.	$7,214	$9,105

Reconciliation of Reported to Adjusted Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Loss Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$(0.02)	$(0.05)
Amortization of Intangible Assets (a)	0.06	0.06
Restructuring and Other One-time Charges (b)	0.05	—
Adore Me Acquisition-related Items (c)	—	0.10
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.09	$0.12
(a) In both the first quarter of 2025 and 2024, we recognized amortization expense of $6.3 million ($4.7 million net of tax of $1.6 million) included in general, administrative and store operating expense, related to our definite-lived intangible assets.
(b) In the first quarter of 2025, we recognized pre-tax charges of $5.6 million ($4.2 million net of tax expense of $1.4 million), $3.8 million included in general, administrative and store operating expense and $1.8 million included in buying and occupancy expense, related to activities to restructure our executive leadership team and other one-time expenses.
(c) In the first quarter of 2024, we recognized pre-tax expense of $8.1 million ($8.1 million net of tax expense of less than $0.1 million), $7.0 million included in general, administrative and store operating expense and $1.1 million included in interest expense, related to the financial impact of purchase accounting items related to the acquisition of Adore Me.